                                  CORE, INC.

                        INCENTIVE STOCK OPTION AGREEMENT
                        --------------------------------

     THIS INCENTIVE STOCK OPTION AGREEMENT is entered into by and between CORE, INC., a Massachusetts corporation (the "Company"), and _____ ("Optionee").

                             W I T N E S S E T H :
                             - - - - - - - - - - -

     WHEREAS, the Board of Directors and stockholders of the Company have adopted and approved the 1991 Stock Option Plan (the "1991 Stock Option Plan"); and

     WHEREAS, the Company and Optionee desire to enter into this Agreement concerning the grant by the Company of Incentive Stock Options to Optionee, pursuant to the 1991 Stock Option Plan and Section 422 of the Internal Revenue Code of 1986, as amended;

     NOW, THEREFORE, in consideration of the covenants herein set forth, the parties agree as follows:

     1.  Shares; Price; Term.
         -------------------

     As of March 29, 1996 (the "Grant Date"), the Company grants Optionee an option to purchase _____ shares of its Common Stock, par value $0.10 per share

(the "Optin Shares"), at a price of $12.25 per share (which price is equal to the closing sale price as quoted on NASDAQ-NMS on March 28, 1996) pursuant to the 1991 Stock Option Plan. Except for earlier termination events set forth in Sections 4 (concerning termination of employment) and 5, this option shall terminate entirely at the close of business on March 29, 2001.

     2.  Vesting.
         -------

     The Option Shares shall be 20% exercisable at grant and an additional 20% of the Option Shares shall become exercisable for each additional year of service Optionee renders to the Company after the Grant Date. No vesting shall occur after Optionee's termination of employment for any reason. Subject to earlier termination events and Optionee's continued employment, the Option Shares shall be exercisable according to the following schedule:

            Number                  First Date               Last Date
          of Shares                 of Exercise             of Exercise
          ---------                --------------          --------------
            3(-)        20%        March 29, 1996          March 29, 2001
            3(-)        20%        March 29, 1997          March 29, 2001
            3(-)        20%        March 29, 1998          March 29, 2001
            3(-)        20%        March 29, 1999          March 29, 2001
            3(-)        20%        March 29, 2000          March 29, 2001
            ----       ---
Total       2(-)       100%

     Notwithstanding the foregoing, this Option shall immediately become exercisable as to all shares then subject hereto in the event of a "Change in Control" (as hereinafter defined) of the Company.

     As used herein, a "Change in Control" of the Company shall be deemed to have occurred if:

     (i) there is a merger or consolidation of the Company in which the Company is not the continuing or surviving corporation;

     (ii) the Company sells substantially all its assets to a single purchaser or to a group of associated purchasers;

     (iii) at least two-thirds of the outstanding common stock of the Company is sold, exchanged or otherwise disposed of in one transaction or in a series of related transactions;

     (iv) any person or entity becomes directly or indirectly the owner or beneficial owner of 50% or more of the Company's outstanding common stock;

     (v) individuals who at the date hereof constitute the Board of Directors of the Company cease to constitute a majority thereof, provided that
                                                                   -------------
            such change is the direct or indirect result of a proxy fight and contested election for positions on the Board; or

     (vi) the Board of Directors of the Company determines in its sole and absolute discretion that there has been a change in control of the Company.

     3.  Exercise.
         --------

     Optionee may exercise this Incentive Stock Option from time to time as hereinabove provided, by delivery to the Company, as to each such exercise, at its principal office of (a) written notice of exercise of this Incentive Stock Option, stating the number of shares then being purchased hereunder; (b) a check or cash in the amount of the full purchase price of such shares; (c) a check or cash in the amount of federal, state and local withholding taxes, if any, required to be withheld and paid by the Company as a result of such exercise; and (d) such other documents or instruments as may be required by any then applicable federal or state laws or regulations, or regulatory agencies pertaining to this Incentive Stock Option, any exercise thereof and/or any offer, issue, sale or purchase of any shares covered by this Incentive Stock Option. Not less than one share may be purchased at one time. After the Company shall have received all of the foregoing, the Company shall proceed with reasonable promptness to issue the shares so purchased upon such exercise of the Incentive Stock Option; provided, however, that Optionee or any person or persons entitled to exercise this Option under Section 5 hereof shall not be or be deemed to be the record or beneficial owner of any such shares purchased upon any exercise of this Incentive Stock Option until and unless the stock certificate or certificates evidencing such shares actually shall have been issued. Except as provided in Sections 4 and 5 hereof, Optionee may exercise this Incentive Stock Option only if, on the date of exercise, he has been continuously in the employ of the Company since the Grant Date.

     4.  Termination of Employment.  Notwithstanding the provisions of
         -------------------------
Sections 1 and 3 hereof, if Optionee shall cease to be employed by the Company for any reason other than his death, Optionee may exercise this Incentive Stock Option (to the extent he was entitled to do so at the termination of his employment) at any time and from time to time within three (3) months after such termination, but in no event after the expiration of this Incentive Stock Option; provided, however, that if the employment of Optionee terminates due to the permanent and total disability of Optionee, Optionee may exercise this Incentive Stock Option (to the extent he was entitled to do so at the termination of his employment) only at any time and from time to time within twelve (12) months after such termination, but in no event after the expiration of this Incentive Stock Option. No provision of the 1991 Stock Option Plan or this Incentive Stock Option shall confer any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate any employment at any time.

     5.  Death of Optionee; No Assignment.  This Incentive Stock Option shall
         --------------------------------
not be assignable or transferable except by will or by the laws of descent and distribution and shall be exercisable during his lifetime only by Optionee. If Optionee shall die while in the employ of the Company, his personal representative or the person entitled to succeed to his rights hereunder shall have the right, at any time and from time to time within three (3) months after the date of Optionee's death, and prior to the expiration or termination of this Incentive Stock Option pursuant to Section 1 hereof, to exercise this Incentive Stock Option to the extent that Optionee was entitled to exercise this Incentive Stock Option at the date of his death.

     6.  No Rights as Stockholder.
         ------------------------

     Optionee shall have no rights as a stockholder with respect to the Common Stock covered by this Incentive Stock Option until the date of the issuance of a stock certificate or stock certificates to him. No adjustment will be made for dividends or other rights for which the record date (or if there is no record date established, then the date established for the distribution of such dividend or right) is prior to the date such stock certificates are issued.

     7.   Conditions of Resale.
          --------------------

     Optionee agrees to comply with all applicable federal and state securities laws and rules and regulations thereunder in connection with the resale by him of any shares of Common Stock which shall have been received by him upon exercise of this Option, and Optionee further agrees to comply with all requirements of the Company which may be reasonably imposed by the Company as conditions of such resale. The Company may, in its discretion, place a legend on stock certificates issued in connection with the exercise of this Incentive Stock Option in order to insure compliance with the Securities Act of 1933, as amended.

     The Company has no obligation to register the Option Shares on a registration statement with the Securities and Exchange Commission. Accordingly, notwithstanding the Company's status as a publicly-held corporation, the Option Shares may be restricted shares and not subject to resale without compliance with Rule 144 or other exemption. In general, Rule 144 requires a two-year holding period prior to sale of the shares of Stock.

     8.  Certain Adjustments Upon Changes in Capitalization.
         --------------------------------------------------

     In the event of any change in the outstanding Common Stock of the Company by reason of a stock dividend, consolidation, split-up, combination or exchange of shares, or the like, the aggregate number and class of shares available under this Stock Option Agreement shall be appropriately adjusted by the Board of Directors whose determination shall be conclusive.

     9.  This Agreement Subject to 1991 Stock Option Plan.
         ------------------------------------------------

     This Agreement is made pursuant to all of the provisions of the 1991
Stock Option Plan (including the Rules and Regulations promulgated thereunder), and is intended, and shall be interpreted in a manner, to comply therewith. Any provision hereof inconsistent with the 1991 Stock Option Plan shall be superseded and governed by the 1991 Stock Option Plan. A copy of the 1991 Stock Option Plan is available from the Company upon Optionee's written request.

     10.  Miscellaneous.
          -------------

     (a)  Sections: Headings.  Section and other headings are included
          ------------------
herein for reference purposes only and shall not be construed or interpreted as part of this Agreement.

     (b)  Gender; Plural.  Wherever and whenever the context of this
          --------------
Agreement shall so require, the masculine, feminine and neuter gender of any noun or pronoun shall include any or all of the other genders and the singular shall include the plural and the plural shall include the singular.

     (c)  Counterparts.  This Agreement may be executed in several counterparts,
          ------------
all of which shall constitute one and the same instrument.

     (d)  Incentive Stock Option Treatment.  Optionee understands that in
          --------------------------------
order to receive "Incentive Stock Option" treatment pursuant to Section 422 of the Internal Revenue Code of 1986, as amended, Optionee may not dispose of the Common Stock which may be purchased hereunder within two years after the Grant Date, and must hold said Common Stock for at least one year after the date of exercise of the Incentive Stock Option described herein. For Incentive Stock Option treatment, the aggregate fair market value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to Optionee under the Plan (or any other option Plan of the Company) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

     The Incentive Stock Option status of the options described herein is subject to availability of sufficient shares under the 1991 Stock Option Plan. The Company, subject to stockholder approval, if necessary, presently intends to increase the number of shares of its Common Stock available under the 1991 Stock Option Plan.

     (e) Section 16 Rules.  It is the intent of this Option Agreement to
         ----------------
conform with the Section 16 Rules under the Securities and Exchange Act of 1934, without affecting the exempt status of the 1991 Stock Option Plan. Accordingly, this Option Agreement shall, to the maximum extent possible, be interpreted so that options granted under this Agreement shall be exempt from Section 16(b) of the Act.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                       CORE, INC.


                                       By:_____________________________________
                                           George C. Carpenter IV
                                           Chairman and Chief Executive Officer


                                       Optionee


                                       ________________________________________

                              SCHEDULE TO EXHIBIT

          LIST OF OFFICER OPTIONEES GRANTED OPTIONS ON MARCH 29, 1996


Optionee                   Number of Shares
- --------                   ----------------
George C. Carpenter IV          50,000

Craig C. Horton                 50,000

William E. Nixon                24,000

Ophelia Galindo                 12,000

Becky Auerbach                  12,000

Nancy Moore                     12,000

Douglas Pollard                 12,000

Charlene Brax                   12,000